April 2020 Pricing Supplement No. F1112 Registration Statement No. 333-218604-02 Dated April 29, 2020 Filed pursuant to Rule 424(b)(2)

Auto-Callable Fixed Income Securities due November 3, 2020

Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust

Principal at Risk Securities

Unlike ordinary debt securities, the Auto-Callable Fixed Income Securities due November 3, 2020 based on the performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust (the “Underlying”), which we refer to as the securities, do not guarantee the return of any principal at maturity. The securities offer the opportunity for investors to earn a Coupon on each Coupon Payment Date. In addition, if the closing level of the Underlying is greater than or equal to the Initial Level on any Observation Date scheduled to occur on or after May 29, 2020 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Coupon due with respect to the relevant Coupon Payment Date. At maturity, if the securities have not previously been automatically redeemed and the Final Level is greater than or equal to approximately 80% of the Initial Level, which we refer to as the Buffer Level, investors will receive the Principal Amount and the Coupon payable with respect to the Maturity Date. However, if the Final Level is less than the Buffer Level, investors will lose 1.25% of their Principal Amount for every 1% of the Initial Level that the Underlying declines beyond the Buffer Level, and the Redemption Amount will equal the Physical Delivery Amount plus cash, in lieu of any fractional shares, subject to our election to pay cash as described below, and the Coupon due with respect to the Maturity Date. In this scenario, the value of any such payment or delivery (excluding the final Coupon) will be less than the Principal Amount of the securities and could be zero. Accordingly, investors may lose up to their entire initial investment in the securities (excluding Coupons). Investors will not participate in any appreciation of the Underlying. These securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing some or all of their principal and the risk of an Automatic Redemption of the securities.

All payments on the securities, including the repayment of principal, are subject to the credit risk of Credit Suisse.

KEY TERMS
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its London branch
Underlying:	The Underlying is set forth in the table below, together with its Bloomberg ticker symbol, Initial Level, Buffer Level, and Early Redemption Level. For more information on the Underlying, see “The Underlying” herein.
	Underlying	Ticker	Initial Level	Buffer Level	Early Redemption Level
	SPDR® Dow Jones Industrial AverageSM ETF Trust	DIA UP <Equity>	$241.09	$192.87 (Approximately 80% of Initial Level)	$241.09 (100% of Initial Level)
Aggregate Principal Amount:	$10,000,000
Principal Amount:	$1,000 per security
Price to Public:	$1,000 per security (see “Commissions and Price to Public” below)
Trade Date:	April 29, 2020
Strike Date:	April 28, 2020
Settlement Date:	May 4, 2020 (3 business days after the Trade Date). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.
Listing:	The securities will not be listed on any securities exchange.
Key Terms continued on the following page

Investing in the securities involves a number of risks. See “Selected Risk Considerations” beginning on page 10 of this pricing supplement and “Risk Factors” beginning on page PS-3 of any accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

Commissions and Price to Public	Price to Public	Underwriting Discounts and Commissions	Proceeds to Issuer
Per security	$1,000	$1 (1)
		$1(2)	$998
Total	$10,000,000	$20,000	$9,980,000

(1) We or one of our affiliates will pay to MSSB discounts and commissions of $2 per $1,000 principal amount of securities, of which $1 per $1,000 principal amount of securities will be paid as a structuring fee. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

(2) Reflects a structuring fee payable to MSSB by Credit Suisse Securities (USA) LLC (“CSSU”) or one of its affiliates of $1 for each security. The agent for this offering, CSSU, is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Credit Suisse currently estimates the value of each $1,000 principal amount of the securities on the Trade Date is $992.50 (as determined by reference to our pricing models and the rate we are currently paying to borrow funds through issuance of the securities (our “internal funding rate”)). See “Selected Risk Considerations” in this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Key Terms continued from previous page:
Valuation Date:	October 29, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.”
Maturity Date:	November 3, 2020, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If the Maturity Date is not a business day, the Redemption Amount will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day.
Distributor:	Morgan Stanley Smith Barney LLC (“MSSB”). See “Supplemental Plan of Distribution.”
Calculation Agent:	Credit Suisse International
Coupons:	Subject to Automatic Redemption, we will pay a Coupon at an annual rate of 9.50% (4.75% for the term of securities, corresponding to $7.9167 per period per security) on each Coupon Payment Date.
Redemption Amount:	If the securities have not previously been automatically redeemed, on the Maturity Date investors will receive a Redemption Amount determined as follows:
	• If the Final Level is greater than or equal to the Buffer Level:	the Principal Amount and the Coupon due with respect to the Maturity Date.
	• If the Final Level is less than the Buffer Level:	(i) the Physical Delivery Amount plus a (ii) cash amount in respect of any fractional share, subject to our election to pay cash instead as noted below, and (iii) the Coupon due with respect to the Maturity Date. In this case, you will be exposed on a leveraged basis to the decline in the Underlying beyond the Buffer Level and the value of the Redemption Amount (excluding the final Coupon) will be less than the principal amount of securities. You could lose your entire investment (excluding Coupons).
Any payment or delivery on the securities is subject to our ability to meet our obligations as they become due.
Physical Delivery Amount:	The Physical Delivery Amount per $1,000 principal amount of securities is a number of shares of the Underlying rounded down to the nearest whole number and equal to the product of (i) $1,000 divided by the Buffer Level and (ii) the share adjustment factor. The share adjustment factor is initially set equal to 1.0 on the Trade Date, subject to adjustment as described under “Description of the Securities—Adjustments” in the relevant product supplement. In lieu of any fractional shares in respect of the Physical Delivery Amount we will pay a cash amount equal to such fractional share multiplied by the Final Level. If the fractional share amount to be paid in cash is a de minimis amount, as determined by the calculation agent, the holder will not receive such amount. The Physical Delivery Amount (together with any cash amount paid in lieu of fractional shares) will be determined for each $1,000 principal amount of securities you hold. At our election, you may receive cash instead of the Physical Delivery Amount, in an amount equal to the product of (i) $1,000 divided by the Buffer Level and (ii) the Final Level. If we exercise our option to deliver cash, we will give notice of our election at least one business day before the Valuation Date.
Automatic Redemption:	If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount (the “Automatic Redemption Amount”) and the Coupon due with respect to the relevant Coupon Payment Date (the “Automatic Redemption Date”). No further payments will be made in respect of the securities following an Automatic Redemption. Payment will be made with respect to such Automatic Redemption on the Coupon Payment Date immediately following the relevant Observation Date. Any payment or delivery on the securities is subject to our ability to meet our obligations as they become due.
Early Redemption Event:	An Early Redemption Event will occur on any Observation Date scheduled to occur on or after May 29, 2020 (other than the Valuation Date) if the closing level of the Underlying on such Observation Date is equal to or greater than the Early Redemption Level.
Early Redemption Level:	100% of the Initial Level, as set forth in the table above.
Buffer Level:	Approximately 80% of the Initial Level, as set forth in the table above.
Initial Level:	The closing level of the Underlying on the Strike Date, as set forth in the table above.
Final Level:	The closing level of the Underlying on the Valuation Date.
Observation Dates:

May 29, 2020, June 29, 2020, July 29, 2020, August 31, 2020, September 29, 2020 and the Valuation Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” We also refer to the Observation Date immediately prior to the Maturity Date as the Valuation Date.

April 2020	Page 2

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Coupon Payment Dates:	June 3, 2020, July 2, 2020, August 3, 2020, September 3, 2020, October 2, 2020 and the Maturity Date, subject to postponement as set forth in any accompanying product supplement under “Description of the Securities—Postponement of calculation dates.” If any Coupon Payment Date is not a business day, the Coupon will be payable on the first following business day, unless that business day falls in the next calendar month, in which case payment will be made on the first preceding business day. The amount of any Coupon will not be adjusted in respect of any postponement of a Coupon Payment Date and no interest or other payment will be payable on the securities because of any such postponement of a Coupon Payment Date. No Coupons will be payable following an Automatic Redemption. Coupons, if any, will be payable on the applicable Coupon Payment Date to the holder of record at the close of business on the business day immediately preceding the applicable Coupon Payment Date, provided that the Coupon payable, if any, on the Automatic Redemption Date or Maturity Date, as applicable, will be payable to the person to whom the Automatic Redemption Amount or Redemption Amount, as applicable, is payable.
CUSIP / ISIN:	22550MEP0 / US22550MEP05

April 2020	Page 3

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Additional Terms Specific to the Securities

You should read this pricing supplement together with the product supplement dated June 30, 2017, the prospectus supplement dated June 30, 2017 and the prospectus dated June 30, 2017, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. I–C dated June 30, 2017: http://www.sec.gov/Archives/edgar/data/1053092/000095010317006317/dp77785_424b2-ic.htm

•	Prospectus Supplement and Prospectus dated June 30, 2017: http://www.sec.gov/Archives/edgar/data/1053092/000104746917004364/a2232566z424b2.htm

In the event the terms of the securities described in this pricing supplement differ from, or are inconsistent with, the terms described in any product supplement, the prospectus supplement or prospectus, the terms described in this pricing supplement will control.

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the securities and the owner of any beneficial interest in the securities, amend the securities to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in any accompanying product supplement, “Foreign Currency Risks” in the accompanying prospectus, and any risk factors we describe in the combined Annual Report on Form 20-F of Credit Suisse Group AG and us incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Directive 2003/71/EC; and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

April 2020	Page 4

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Investment Summary

Auto-Callable Fixed Income Securities

Principal at Risk Securities

The Auto-Callable Fixed Income Securities due November 3, 2020 based on the performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust, which we refer to as the securities, provide an opportunity for investors to earn a Coupon at an annual rate of 9.50% (4.75% for the term of securities, corresponding to $7.9167 per period per security). In addition, if the closing level of the Underlying is greater than or equal to the Initial Level on any Observation Date scheduled to occur on or after May 29, 2020 (other than the Valuation Date), the securities will be automatically redeemed for an amount per security equal to the Principal Amount plus the Coupon due with respect to the relevant Coupon Payment Date.

If the securities have not been previously automatically redeemed and the Final Level is greater than or equal to approximately 80% of the Initial Level, which we refer to as the Buffer Level, the Redemption Amount will be the Principal Amount and the Coupon payable with respect to the Maturity Date. However, if the Final Level is less than the Buffer Level, investors will lose 1.25% of their Principal Amount for every 1% decline in the level of the Underlying over the term of the securities and will receive the Physical Delivery Amount plus cash, in lieu of any fractional shares, subject to our election to pay cash. In this scenario, the value of any such payment or delivery will be less than the Principal Amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal. In addition, investors will not participate in any appreciation of the Underlying.

Maturity:	Approximately six months, unless automatically redeemed earlier
Redemption Amount:

If the securities have not previously been automatically redeemed, investors will receive on the Maturity Date a Redemption Amount determined as follows:

If the Final Level is greater than or equal to the Buffer Level, investors will receive the Principal Amount and the Coupon due with respect to the Maturity Date.

If the Final Level is less than the Buffer Level, investors will lose 1.25% of their Principal Amount for every 1% decline in the level of the Underlying over the term of the securities, and the Redemption Amount will equal the Physical Delivery Amount plus cash, in lieu of any fractional shares, subject to our election to pay cash, and the Coupon due with respect to the Maturity Date. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment (excluding Coupons).

Coupons:	A Coupon at an annual rate of 9.50% (4.75% for the term of securities, corresponding to $7.9167 per period per security) will be paid on the securities on each Coupon Payment Date.
Physical Delivery Amount:

The Physical Delivery Amount per $1,000 Principal Amount of securities is a number of shares of the Underlying rounded down to the nearest whole number and equal to the product of (i) $1,000 divided by the Buffer Level and (ii) the share adjustment factor. The share adjustment factor is initially set equal to 1.0 on the Pricing Date.

At our election, you may receive cash instead of the Physical Delivery Amount, in an amount equal to the product of $1,000 divided by the Buffer Level and the Final Level.

Automatic Redemption:

If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount and the Coupon due with respect to the relevant Coupon Payment Date. No further payments will be made in respect of the securities following an Automatic Redemption. Payment will be made in respect of such Automatic Redemption on the Coupon Payment Date immediately following the relevant Observation Date.

An Early Redemption Event will occur on any Observation Date scheduled to occur on or after May 29, 2020 (other than the Valuation Date) if the closing level of the Underlying on such Observation Date is equal to or greater than the Early Redemption Level.

April 2020	Page 5

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Key Investment Rationale

The securities do not guarantee any repayment of principal at maturity and offer investors an opportunity to earn Coupons of 9.50% per annum (4.75% for the term of securities, corresponding to $7.9167 per period per security) on each Coupon Payment Date. The securities have been designed for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of (i) losing some or all of their principal and (ii) an Automatic Redemption of the securities. The following scenarios are for illustrative purposes only to demonstrate how the Coupon and the Redemption Amount (if the securities have not previously been automatically redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically redeemed and the Redemption Amount may be less than the Principal Amount of the securities and may be zero, excluding the final Coupon.

Scenario 1: The securities are automatically redeemed prior to maturity.	This scenario assumes that the securities are automatically redeemed prior to the Maturity Date on one of the Coupon Payment Dates for the Automatic Redemption Amount equal to the Principal Amount plus the Coupon otherwise due with respect to the relevant Coupon Payment Date. No further payments will be made on the securities once they have been automatically redeemed.
Scenario 2: The securities are not automatically redeemed prior to maturity, and investors receive principal back at maturity.	This scenario assumes that the securities are not automatically redeemed on any of the Coupon Payment Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, investors receive the Coupon with respect to each Coupon Payment Date. On the Valuation Date, the Underlying closes at or above the Buffer Level. Therefore, at maturity, investors will receive the Principal Amount and the Coupon due on the Maturity Date.
Scenario 3: The securities are not automatically redeemed prior to maturity, and investors suffer a loss of principal at maturity.	This scenario assumes that the securities are not automatically redeemed on any of the Coupon Payment Dates, and, as a result, investors hold the securities to maturity. During the term of the securities, investors receive the Coupon with respect to each Coupon Payment Date. On the Valuation Date, the Underlying closes below the Buffer Level. Therefore, investors receive an amount equal to the Physical Delivery Amount plus cash in lieu of any fractional shares, subject to our election to pay cash, and the Coupon due with respect to the Maturity Date. Under these circumstances, the Redemption Amount will be less than the Principal Amount and could be zero, excluding the Coupon due on the Maturity Date.

April 2020	Page 6

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

The Underlying

In making your decision to invest in the securities, you should review the prospectus related to the SPDR® Dow Jones Industrial AverageSM ETF Trust.

The prospectus for the SPDR® Dow Jones Industrial AverageSM ETF Trust was filed by the PDR Services LLC on February 11, 2020 and is available at https://www.sec.gov/Archives/edgar/data/1041130/000119312520031243/d880684d485bpos.htm.

We have derived all information contained herein regarding the SPDR® Dow Jones Industrial AverageSM ETF Trust from publicly available information. Such information reflects the policies of, and is subject to change by, PDR Services LLC, which maintains and manages the SPDR® Dow Jones Industrial AverageSM ETF Trust and acts as investment advisor to the SPDR® Dow Jones Industrial AverageSM ETF Trust. We have not conducted any independent review or due diligence of any publicly available information with respect to the SPDR® Dow Jones Industrial AverageSM ETF Trust.

The SPDR® Dow Jones Industrial AverageSM ETF Trust is an exchange-traded fund that seeks to track the investment results of the Dow Jones Industrial AverageSM, which is composed of 30 blue-chip U.S. stocks. SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR® Dow Jones Industrial AverageSM ETF Trust. Information filed by SPDR® Series Trust with the SEC under the Securities Exchange Act and the Investment Company Act can be found by reference to its SEC file numbers: 333-57793 and 811-08839. Shares of the SPDR® Dow Jones Industrial AverageSM ETF Trust are listed on the NYSE Arca under ticker symbol “DIA.” Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying product supplement, the prospectus supplement and the prospectus.

Information as of market close on April 28, 2020:

Bloomberg Ticker Symbol:	DIA UP <Equity>
Current Closing Level:	$241.09
52 Weeks Ago (on 4/30/2019):	$265.79
52 Week High (on 2/12/2020):	$295.72
52 Week Low (on 3/23/2020):	$186.13

For additional historical information, see “SPDR® Dow Jones Industrial AverageSM ETF Trust Historical Performance” below.

April 2020	Page 7

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether an Early Redemption Event occurs will be determined on each Observation Date. If the securities are not automatically redeemed, the Redemption Amount are set forth in “Key Terms” herein. The actual Initial Level, Buffer Level and Early Redemption Level are set forth in “Key Terms” herein. All payments on the securities are subject to the credit risk of Credit Suisse. The numbers in the hypothetical examples may be rounded for ease of analysis. The below examples are based on the following terms:

Hypothetical Initial Level:	$250
Hypothetical Buffer Level:	$200, which is 80% of the hypothetical Initial Level
Hypothetical Early Redemption Level:	$250, which is 100% of the hypothetical Initial Level
Coupons:	9.50% per annum (4.75% for the term of securities, corresponding to $7.9167 per period per security) A Coupon is paid on each Coupon Payment Date.
Automatic Redemption:	If on any Observation Date scheduled to occur on or after May 29, 2020 (other than the Valuation Date) the closing level of the Underlying is greater than or equal to the Initial Level, the securities will be automatically redeemed for an Automatic Redemption Amount equal to the Principal Amount plus the Coupon due with respect to the relevant Coupon Payment Date.
Redemption Amount (if the securities have not been automatically redeemed):

If the Final Level is greater than or equal to the Buffer Level: the Principal Amount and the Coupon due with respect to the Maturity Date.

If the Final Level is less than the Buffer Level: (i) the Physical Delivery Amount plus a (ii) cash amount in respect of any fractional share, subject to our election to pay cash instead, and (iii) the Coupon due with respect to the Maturity Date.

Physical Delivery Amount:

A number of shares of the Underlying rounded down to the nearest whole number and equal to the product of (i) $1,000 divided by the Buffer Level and (ii) the share adjustment factor.

You may receive cash instead of the Physical Delivery Amount, in an amount equal to the product of (i) $1,000 divided by the Buffer Level and (ii) the Final Level.

Principal Amount:	$1,000

In Example 1, the securities are automatically redeemed on one of the Coupon Payment Dates, and no further payments are made on the securities after they have been automatically redeemed. In Examples 2, 3, and 4, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Example 1 — The closing level of the Underlying is at or above the Early Redemption Level on the third Observation Date, but below the Early Redemption Level on each prior Observation Date, so the securities are automatically redeemed on the Coupon Payment Date immediately following the third Observation Date. You would receive the Coupons with respect to those prior Observation Dates, totaling $7.9167 × 2 = $15.8334. Upon Automatic Redemption, investors receive the Automatic Redemption Amount calculated as $1,000 + $7.9167 = $1,007.9167.

The total payment over the 3-month term of the securities is $15.8334 + $1,007.9167 = $1,023.7501.

If the securities are automatically redeemed prior to maturity, you will receive no more Coupons, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

April 2020	Page 8

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Example 2 — The closing level of the Underlying is below the Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The Final Level is greater than the Initial Level. You would receive (i) the Coupons due with respect to the Observation Dates prior to the Valuation Date, totaling $7.9167 ×5 = $39.5835 and (ii) the Redemption Amount calculated as $1,000 + $7.9167 = $1,007.9167.

The total payment over the 6-month term of the securities is $39.5835 + $1,007.9167 = $1,047.5002.

Despite the fact that the Final Level is greater than the Initial Level, you will not participate in any appreciation of the Underlying. This is therefore the maximum amount payable over the term of the securities.

Example 3 — The closing level of the Underlying is below the Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The Final Level of $150 represents a 40% decrease from the Initial Level. In this scenario, you receive a Redemption Amount equal to the Physical Delivery Amount, plus a cash amount in lieu of any fractional shares and the Coupon due with respect to the Maturity Date. Therefore, you would receive (i) the Coupons due with respect to Coupon Payment Dates prior to the Maturity Date, totaling $7.9167 × 5 = $39.5835 and (ii) the Redemption Amount which is equal to 5 shares of the Underlying and the Coupon due with respect to the Maturity Date. The value of the Redemption Amount on the Valuation Date is calculated as the sum of (i) the product of (a) 5 shares of the Underlying times (b) the Final Level plus (ii) the Coupon due with respect to the Maturity Date, totaling (5 shares of the Underlying x $150) + $7.9167 = $757.9167.

The total payment over the 6-month term of the securities is $39.5835 + $757.9167 = $797.5002.

Example 4 — The closing level of the Underlying is below the Early Redemption Level on each Observation Date prior to the Valuation Date, so the securities are not automatically redeemed prior to maturity. The Final Level of $75 represents a 70% decrease from the Initial Level. In this scenario, you receive a Redemption Amount equal to the Physical Delivery Amount, plus a cash amount in lieu of any fractional shares and the Coupon due with respect to the Maturity Date. Therefore, you would receive (i) the Coupons due with respect to Coupon Payment Dates prior to the Maturity Date, totaling $7.9167 × 5 = $39.5835 and (ii) the Redemption Amount which is equal to 5 shares of the Underlying and the Coupon due with respect to the Maturity Date. The value of the Redemption Amount is calculated as the sum of (i) the product of (a) 5 shares of the Underlying times (b) the Final Level plus (ii) the Coupon due with respect to the Maturity Date, totaling (5 shares of the Underlying x $75) + $7.9167 = $382.9167.

The total payment over the 6-month term of the securities is $39.5835 + $382.9167 = $422.5002.

A comparison of Examples 3 and 4 illustrates the diminishing benefit of the effective buffer as the level of the Underlying decreases.

If the securities are not automatically redeemed prior to maturity and the Final Level is less than the Buffer Level, you will lose some or all of your investment in the securities (excluding Coupons).

April 2020	Page 9

Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Selected Risk Considerations

This section describes the most significant risks relating to the securities. For a complete list of risk factors, please see any accompanying product supplement, prospectus and prospectus supplement. Investors should consult their financial and legal advisers as to the risks entailed by an investment in the securities and the suitability of the securities in light of their particular circumstances.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not automatically been redeemed prior to maturity and the Final Level is less than the Buffer Level, you will lose 1.25% of the Principal Amount for every 1% of the Initial Level that the Underlying declines over the term of the securities beyond the Buffer Level, and the Redemption Amount will equal the Physical Delivery Amount plus cash, in lieu of any fractional shares, subject to our election to pay cash, and the Coupon due with respect to the Maturity Date. In this scenario, the value of any such payment or delivery (excluding the final Coupon) will be less than the Principal Amount of the securities and could be zero. You may lose up to your entire initial investment in the securities, excluding Coupons. Any payment or delivery on the securities is subject to our ability to meet our obligations as they become due.

▪	Regardless of the amount of any payment or delivery you receive on the securities, your actual yield may be different in real value terms. Inflation may cause the real value of any payment or delivery you receive on the securities to be less at maturity than it is at the time you invest. An investment in the securities also represents a forgone opportunity to invest in an alternative asset that generates a higher real return. You should carefully consider whether an investment that may result in a return that is lower than the return on alternative investments is appropriate for you.

▪	The securities will not pay more than the Principal Amount plus Coupon(s). The securities will not pay more than the Principal Amount plus Coupon(s), regardless of the performance of the Underlying. Even if the Final Level is greater than the Initial Level, you will not participate in the appreciation of the Underlying. Therefore, the maximum amount payable with respect to the securities (excluding Coupons) is the Principal Amount of the securities. This payment will not be increased to include reimbursement for any discounts or commissions and hedging and other transaction costs, even upon an Automatic Redemption.

▪	More favorable terms to you are generally associated with an Underlying with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the level of the Underlying. The greater the expected volatility with respect to the Underlying on the Trade Date, the higher the expectation as of the Trade Date that the closing level of the Underlying could be less than the Buffer Level, indicating a higher expected risk of loss on the securities. This greater expected risk will generally be reflected in a higher Coupon than the yield payable on our conventional debt securities with a similar maturity, or in more favorable terms (such as a lower Buffer Level) than for similar securities linked to the performance of an underlying with a lower expected volatility as of the Trade Date. You should therefore understand that a relatively higher Coupon may indicate an increased risk of loss. Further, a relatively lower Buffer Level may not necessarily indicate that the securities have a greater likelihood of a return of principal at maturity. The volatility of the Underlying can change significantly over the term of the securities. The level of the Underlying for your securities could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlying and the potential to lose a significant amount of your principal at maturity.

▪	The securities are subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, if we were to default on our obligations, you may not receive any amounts owed to you under the securities. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

▪	The securities are subject to a potential Automatic Redemption, which exposes you to reinvestment risk. The securities are subject to a potential Automatic Redemption. If the securities are automatically redeemed prior to the

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Maturity Date, you may be unable to invest in other securities with a similar level of risk that provide you with the opportunity to be paid the same coupons as the securities.

▪	The securities are subject to a potential Automatic Redemption, which would limit your opportunity to be paid Coupons over the full term of the securities. The securities are subject to a potential Automatic Redemption. If an Early Redemption Event occurs, the securities will be automatically redeemed and you will receive a cash payment equal to the Principal Amount of the securities and the Coupon due with respect to the relevant Coupon Payment Date, and no further payments will be made with respect to the securities. In this case, you will lose the opportunity to continue to be paid Coupons from the Automatic Redemption Date to the scheduled Maturity Date.

▪	The value of the Physical Delivery Amount could be less on the Maturity Date than on the Valuation Date. If the Final Level is less than the Buffer Level, you will receive on the Maturity Date the Physical Delivery Amount, which will consist of a whole number of shares of the Underlying plus an amount in cash corresponding to any fractional share, subject to our election to pay cash instead. The value of the Physical Delivery Amount on the Valuation Date will be less than the Principal Amount of the securities and could fluctuate, possibly decreasing, in the period between the Valuation Date and the Maturity Date. We will make no adjustments to the Physical Delivery Amount to account for any such fluctuation and you will bear the risk of any decrease in the value of the Physical Delivery Amount between the Valuation Date and the Maturity Date. If the Physical Delivery Amount is less than one share, the Payment at Maturity will be paid in cash. Therefore, if the Buffer Level is greater than $1,000, the Payment at Maturity will be paid in cash, unless the share adjustment factor increases by an amount sufficient to result in the delivery of at least one share.

▪	There are risks associated with the Underlying. Although shares of the Underlying are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Underlying or that there will be liquidity in the trading market. The Underlying is subject to management risk, which is the risk that the Underlying’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Underlying's investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by the Underlying. Any of these actions could adversely affect the price of the shares of the Underlying and consequently the value of the securities. For additional information on the Underlying, see “The Underlying” herein.

▪	The performance and market value of the Underlying, particularly during periods of market volatility, may not correlate to the performance of the Tracked Index. The Underlying will generally invest in all of the equity securities included in the index tracked by the Underlying (the “Tracked Index”), but may not fully replicate the Tracked Index. There may be instances where the Underlying’s investment advisor may choose to overweight another stock in the Tracked Index, purchase securities not included in the Tracked Index that such investment advisor believes are appropriate to substitute for a security included in the Tracked Index or utilize various combinations of other available investment techniques. In addition, the performance of the Underlying will reflect additional transaction costs and fees that are not included in the calculation of the Tracked Index. Finally, because the shares of the Underlying are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the Underlying may differ from the net asset value per share of the Underlying.

During periods of market volatility, securities held by the Underlying may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the Underlying and the liquidity of the Underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in the Underlying. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the Underlying. As a result, under these circumstances, the market value of shares of the Underlying may vary substantially from the net asset value per share of the Underlying. For all the foregoing reasons, the performance of the Underlying may not correlate with the performance of the Tracked Index. For additional information on the Underlying, see “The Underlying” herein.

▪	Hedging and trading activity. We, any dealer or any of our or their respective affiliates may carry out hedging activities related to the securities, including in the Underlying or instruments related to the Underlying. We, any dealer or our or their respective affiliates may also trade in the Underlying or instruments related to the Underlying from time to time. Any of these hedging or trading activities on or prior to the Trade Date and during the term of the securities could adversely affect our payment to you at maturity.

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▪	The estimated value of the securities on the Trade Date is less than the Price to Public. The initial estimated value of your securities on the Trade Date (as determined by reference to our pricing models and our internal funding rate) is less than the original Price to Public. The Price to Public of the securities includes any discounts or commissions as well as transaction costs such as expenses incurred to create, document and market the securities and the cost of hedging our risks as issuer of the securities through one or more of our affiliates (which includes a projected profit). These costs will be effectively borne by you as an investor in the securities. These amounts will be retained by Credit Suisse or our affiliates in connection with our structuring and offering of the securities (except to the extent discounts or commissions are reallowed to other broker-dealers or any costs are paid to third parties).

On the Trade Date, we value the components of the securities in accordance with our pricing models. These include a fixed income component valued using our internal funding rate, and individual option components valued using mid-market pricing. As such, the payout on the securities can be replicated using a combination of these components and the value of these components, as determined by us using our pricing models, will impact the terms of the securities at issuance. Our option valuation models are proprietary. Our pricing models take into account factors such as interest rates, volatility and time to maturity of the securities, and they rely in part on certain assumptions about future events, which may prove to be incorrect.

Because Credit Suisse’s pricing models may differ from other issuers’ valuation models, and because funding rates taken into account by other issuers may vary materially from the rates used by Credit Suisse (even among issuers with similar creditworthiness), our estimated value at any time may not be comparable to estimated values of similar securities of other issuers.

▪	Effect of interest rate in structuring the securities. The internal funding rate we use in structuring notes such as these securities is typically lower than the interest rate that is reflected in the yield on our conventional debt securities of similar maturity in the secondary market (our “secondary market credit spreads”). If on the Trade Date our internal funding rate is lower than our secondary market credit spreads, we expect that the economic terms of the securities will generally be less favorable to you than they would have been if our secondary market credit spread had been used in structuring the securities. We will also use our internal funding rate to determine the price of the securities if we post a bid to repurchase your securities in secondary market transactions. See “—Secondary Market Prices” below.

▪	Secondary market prices. If Credit Suisse (or an affiliate) bids for your securities in secondary market transactions, which we are not obligated to do, the secondary market price (and the value used for account statements or otherwise) may be higher or lower than the Price to Public and the estimated value of the securities on the Trade Date. The estimated value of the securities on the cover of this pricing supplement does not represent a minimum price at which we would be willing to buy the securities in the secondary market (if any exists) at any time. The secondary market price of your securities at any time cannot be predicted and will reflect the then-current estimated value determined by reference to our pricing models and other factors. These other factors include our internal funding rate, customary bid and ask spreads and other transaction costs, changes in market conditions and any deterioration or improvement in our creditworthiness. In circumstances where our internal funding rate is lower than our secondary market credit spreads, our secondary market bid for your securities could be more favorable than what other dealers might bid because, assuming all else equal, we use the lower internal funding rate to price the securities and other dealers might use the higher secondary market credit spread to price them. Furthermore, assuming no change in market conditions from the Trade Date, the secondary market price of your securities will be lower than the Price to Public because it will not include any discounts or commissions and hedging and other transaction costs. If you sell your securities to a dealer in a secondary market transaction, the dealer may impose an additional discount or commission, and as a result the price you receive on your securities may be lower than the price at which we may repurchase the securities from such dealer.

We (or an affiliate) may initially post a bid to repurchase the securities from you at a price that will exceed the then-current estimated value of the securities. That higher price reflects our projected profit and costs that were included in the Price to Public, and that higher price may also be initially used for account statements or otherwise. We (or our affiliate) may offer to pay this higher price, for your benefit, but the amount of any excess over the then-current estimated value will be temporary and is expected to decline over a period of approximately three months.

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The securities are not designed to be short-term trading instruments and any sale prior to maturity could result in a substantial loss to you. You should be willing and able to hold your securities to maturity.

▪	Credit Suisse is subject to Swiss regulation. As a Swiss bank, Credit Suisse is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects Credit Suisse to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that Credit Suisse is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to convert debt instruments and other liabilities of Credit Suisse into equity and/or cancel such liabilities in whole or in part. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the securities and/or the ability of Credit Suisse to make payments thereunder and you may not receive any amounts owed to you under the securities.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as agent of the issuer for the offering of the securities, hedging our obligations under the securities and determining their estimated value. In performing these duties, the economic interests of us and our affiliates are potentially adverse to your interests as an investor in the securities. For instance, as calculation agent, Credit Suisse International will determine the Initial Level, the Buffer Level and the Early Redemption Level and the Redemption Amount, if any. Moreover, certain determinations made by Credit Suisse International, in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor underlying or calculation of the closing level in the event of a market disruption event or discontinuance of the Underlying. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. In addition, hedging activities by us or our affiliates on or prior to the Trade Date could potentially increase the Initial Level, and therefore, could increase the Buffer Level, which is the level at or above which the Underlying must close on the Valuation Date so that you are not exposed to the negative performance of the Underlying. Further, hedging activities may adversely affect any payment on or the value of the securities. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the securities, which creates an additional incentive to sell the securities to you.

▪	Unpredictable economic and market factors will affect the value of the securities. The payout on the securities can be replicated using a combination of the components described in “The estimated value of the securities on the Trade Date is less than the Price to Public.” Therefore, in addition to the level of the Underlying, the terms of the securities at issuance and the value of the securities prior to maturity may be influenced by factors that impact the value of fixed income securities and options in general such as:

o       the expected and actual volatility of the Underlying;

o       the time to maturity of the securities;

o       the dividend rate on the equity securities included in the Underlying;

o       interest and yield rates in the market generally;

o       investors’ expectations with respect to the rate of inflation;

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o       geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the components included in the Underlying or markets generally and which may affect the level of the Underlying; and

o       our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

▪	No ownership rights relating to the Underlying. Your return on the securities will not reflect the return you would realize if you actually owned the shares of the Underlying or the assets that comprise the Underlying. The return on your investment is not the same as the total return based on a purchase of shares of the Underlying or the assets that comprise the Underlying. For example, as a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to shares of the Underlying or the assets that comprise the Underlying.

▪	Anti-dilution protection is limited. The calculation agent will make anti-dilution adjustments for certain events affecting the Underlying. However, an adjustment will not be required in response to all events that could affect the Underlying. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. See “Description of the Securities—Adjustments” in the relevant product supplement.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

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Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on any calculation date, as defined in any accompanying product supplement) could adversely affect the value of the Underlying and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in any accompanying product supplement.

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SPDR® Dow Jones Industrial AverageSM ETF Trust Historical Performance

The following graph sets forth the daily closing levels of the Underlying for the period from January 2, 2015 through April 28, 2020. The related table sets forth the published high and low closing levels, as well as end-of-quarter closing levels, of the Underlying for each quarter in the same period. The closing level on April 28, 2020 was $241.09. We obtained the information in the table below from Bloomberg Financial Markets, without independent verification. The historical values of the Underlying should not be taken as an indication of future performance, and no assurance can be given as to the level of the Underlying on any Observation Date or the Valuation Date.

SPDR® Dow Jones Industrial AverageSM ETF Trust Daily Closing Levels January 2, 2015 to April 28, 2020

* The solid red line in the graph indicates the Buffer Level.

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SPDR® Dow Jones Industrial AverageSM ETF Trust	High	Low	Period End
2015
First Quarter	$182.68	$171.48	$177.58
Second Quarter	$182.93	$175.64	$175.82
Third Quarter	$181.07	$156.49	$162.62
Fourth Quarter	$179.14	$162.49	$173.99
2016
First Quarter	$176.95	$156.78	$176.64
Second Quarter	$180.75	$171.17	$179.08
Third Quarter	$186.51	$178.21	$182.78
Fourth Quarter	$199.42	$178.71	$197.51
2017
First Quarter	$211.02	$197.28	$206.34
Second Quarter	$214.92	$203.85	$213.24
Third Quarter	$223.90	$213.14	$223.82
Fourth Quarter	$248.13	$225.24	$247.38
2018
First Quarter	$265.91	$235.13	$241.40
Second Quarter	$253.39	$236.15	$242.73
Third Quarter	$267.12	$241.66	$264.40
Fourth Quarter	$267.95	$218.10	$233.20
2019
First Quarter	$260.89	$226.72	$259.13
Second Quarter	$268.08	$248.22	$265.85
Third Quarter	$273.60	$255.08	$269.18
Fourth Quarter	$286.33	$260.72	$285.10
2020
First Quarter	$295.72	$186.13	$219.23
Second Quarter (through April 28, 2020)	$242.43	$209.38	$241.09

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United States Federal Tax Considerations

This discussion supplements and, to the extent inconsistent therewith, supersedes the discussion in the accompanying product supplement under “Material United States Federal Income Tax Considerations.” The discussions below and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code.

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In the opinion of our counsel, Davis Polk & Wardwell LLP, it is reasonable under current law to treat the securities for U.S. federal income tax purposes as a put option (the “Put Option”) written by you with respect to the underlying shares, secured by a cash deposit equal to the stated principal amount of the security (the “Deposit”). However, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible that could materially affect the timing and character of income or loss you recognize on the securities.

Under this treatment:

•	a portion of each coupon paid with respect to the securities will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

For the coupon rate of 9.50% per annum, we will treat 0.34% per annum as interest on the Deposit and 9.16% per annum as Put Premium.

Assuming the treatment of a security as a Put Option and a Deposit is respected, amounts treated as interest on the Deposit should be taxed as ordinary interest income, while the Put Premium should not be taken into account prior to maturity or disposition of the securities.

Under this treatment, if you receive cash upon a redemption of the securities (including at maturity), you should recognize short-term capital gain in respect of the Put Option equal to the aggregate Put Premium previously received (including the Put Premium received upon redemption).  If you receive underlying shares at maturity of the securities, you should not recognize gain or loss with respect to the Put Option (other than in respect of cash received in lieu of a fractional share) but instead should have a tax basis in the underlying shares received (including any fractional share deemed received) equal to your tax basis in the securities minus the aggregate Put Premium previously received.  If you dispose of the securities prior to their maturity (or earlier redemption), you should recognize gain or loss with respect to the Put Option and the Deposit by allocating the amounts you receive on the disposition based on the fair market values of the Put Option and the Deposit at that time.  In the case of the Put Option, the aggregate amount of Put Premium previously received should be added to the amount received upon the disposition for purposes of calculating your gain or loss with respect to the Put Option.

We do not plan to request a ruling from the IRS regarding the treatment of the securities, and the IRS or a court might not agree with the treatment described herein. For example, the entire coupon could be treated as ordinary income at the time received or accrued. Alternatively, the securities might be determined to be short-term debt instruments, in which case the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized, might be materially and adversely affected. Moreover, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding possible alternative tax treatments of the securities and potential changes in applicable law.

This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the underlying shares that you may receive at maturity. You should consult your tax advisor regarding the U.S. federal tax consequences of the ownership and disposition of the underlying shares.

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Non-U.S. Holders. Except as provided below and in the accompanying product supplement under “Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities” and “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments,” in general, we currently do not intend to treat coupons paid to a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities as subject to U.S. federal withholding tax, provided that the Non-U.S. Holder complies with applicable certification requirements to establish the Non-U.S. Holder’s status as a non-United States person. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold at a rate of up to 30% on such payments.

Moreover, as discussed under “Material United States Federal Income Tax Considerations—Non-U.S. Holders Generally—Substitute Dividend and Dividend Equivalent Payments” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code generally imposes a 30% withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Treasury regulations under Section 871(m), as modified by an IRS notice, exclude from their scope financial instruments issued prior to January 1, 2023 that do not have a “delta” of one with respect to any U.S. equity. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. equity and, therefore, should not be subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this determination. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FATCA.  You should review the section entitled "Material United States Federal Income Tax Considerations—Securities Held Through Foreign Entities" in the accompanying product supplement regarding withholding rules under the “FATCA” regime. The discussion in that section is hereby modified to reflect regulations proposed by the U.S. Treasury Department indicating an intent to eliminate the requirement under FATCA of withholding on gross proceeds of the disposition of affected financial instruments. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization.

You should read the section entitled “Material United States Federal Income Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

You should also consult your tax advisor regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Supplemental Plan of Distribution

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU will offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive discounts and commissions of $2 per $1,000 principal amount of securities. MSSB and its financial advisors will collectively receive from CSSU discounts and commissions of $2 for each security they sell, of which $1 per $1,000 principal amount of securities reflects a structuring fee. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated herein, which may be a date that is greater than two business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than two business days after the Trade Date, purchasers who wish to transact in the securities more than two business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in any accompanying product supplement.

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Auto-Callable Fixed Income Securities due November 3, 2020
Redemption Amount Subject to the Buffer Level and Physical Delivery Features

Based on the Performance of the SPDR® Dow Jones Industrial AverageSM ETF Trust
Principal at Risk Securities

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as United States counsel to Credit Suisse, when the securities offered by this pricing supplement have been executed and issued by Credit Suisse and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities will be valid and binding obligations of Credit Suisse, enforceable against Credit Suisse in accordance with their terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, (ii) possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors’ rights and (iii) concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities. Insofar as this opinion involves matters governed by Swiss law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Homburger AG, dated January 21, 2020 and filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on January 21, 2020. The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Homburger AG. In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the securities, the trustee’s authorization, execution and delivery of the indenture and its authentication of the securities, and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated January 21, 2020, which was filed by Credit Suisse as an exhibit to a Current Report on Form 6-K on January 21, 2020. Davis Polk & Wardwell LLP expresses no opinion as to waivers of objections to venue, the subject matter or personal jurisdiction of a United States federal court or the effectiveness of service of process other than in accordance with applicable law. In addition, such counsel notes that the enforceability in the United States of Section 10.08(c) of the indenture is subject to the limitations set forth in the United States Foreign Sovereign Immunities Act of 1976.

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